Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of May 11, 2018, by and among CLS HOLDINGS USA, INC, a Nevada corporation (the “Company”), and YA II PN, LTD., a Cayman Islands exempt company (“Investor”).
WITNESSETH

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);
WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, as provided herein, and the Investor shall purchase (i) within 1 business day following the date hereof (the “First Closing”) a convertible debenture in the form attached hereto as “Exhibit A” in the principal amount of US$750,000 (the “First Debenture”), which shall be convertible into shares of the Company’s common stock, par value US$0.0001 (the “Common Stock”) (as converted, the “First Debenture Conversion Shares”) and a warrant in the form attached hereto as “Exhibit B” (the “First Warrant”) to acquire 1,875,000 additional shares of Common Stock (as and when exercised, the “First Warrant Shares”), and (ii) upon final closing of the acquisition of the all remaining interests in Oasis LLC’s from Alternative Solutions, LLC (the “Oasis Acquisition”) including the payment to the seller of the closing purchase price (the “Second Closing” and collectively along with the First Closing, the “Closings”) a convertible debenture in the form attached hereto as “Exhibit A” in the principal amount of US$500,000 (the “Second Debenture,” and collectively along with the First Debenture, the “Convertible Debentures”) which shall be convertible into Common Stock (as converted, the “Second Debenture Conversion Shares,” and collectively, along with the First Debenture Conversion Shares, the “Conversion Shares”) and a warrant in the form attached hereto as “Exhibit B” (the “Second Warrant,” and collectively along with the First Warrant, the “Warrants”) to acquire 1,250,000 additional shares of Common Stock (as and when exercised, the “Second Warrant Shares,” and collectively with the First Warrant Shares, the “Warrant Shares”) for a total purchase price of up to US$1,250,000;
WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated there under, and applicable state securities laws;
WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering Irrevocable Transfer Agent Instructions (the “Irrevocable Transfer Agent Instructions”); and
WHEREAS, the Convertible Debentures, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Investor hereby agree as follows:
1.          PURCHASE AND SALE OF THE CONVERTIBLE DEBENTURES.
(a)          Purchase of the Convertible Debentures and Warrants.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, (i) at the First Closing the Investor agrees to purchase, and the Company agrees to issue and sell to Investor the First Debenture and the First Warrant in exchange for the purchase price of US$750,000 (the “First Closing Purchase Price”), and (ii) at the Second Closing the Investor agrees to purchase, and the Company agrees to issue and sell to Investor the Second Debenture and the Second Warrant, in exchange US$500,000 (the “Second Closing Purchase Price” and collectively along with the First Closing Purchase Price, the “(Purchase Price”).
(b)          Closing Dates.  The First Closing of the purchase and sale of the First Debenture and the First Warrant shall take place no later than 10:00 a.m. Eastern Standard Time on the 1st business day following the date hereof, subject to notification of satisfaction of the conditions to the First Closing set forth herein and in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Investor) (the “First Closing Date”) and the Second Closing of the purchase and sale of the Second Debenture and the Second Warrant shall take place as soon as possible upon the completion of the Oasis Acquisition, provided the Oasis Acquisition has occurred on or before July 20, 2018 (the “Second Closing Deadline”)), subject to notification of satisfaction of the conditions to the Second Closing set forth herein and in Sections 8 and 9 below (or such other date as is mutually agreed to by the Company and the Investor) (the “Second Closing Date”) (collectively referred to as the “Closing Dates”). In the event that the Second Closing has not occurred within two business days of the Second Closing Deadline, then the obligations of the parties with respect to the Second Closing shall terminate.
(c)          Form of Payment.  Subject to the satisfaction of the terms and conditions of this Agreement, (i) on the First Closing Date the Investor shall deliver to the Company the First Closing Purchase Price, minus the fees to be paid directly from the proceeds of the First Closing as set forth herein or in a closing statement executed in connection with the First Closing, and the Company shall deliver to the Investor the First Debenture and the First Warrant duly executed on behalf of the Company and (ii) on the Second Closing Date the Investor shall deliver to the Company the Second Closing Purchase Price, minus the fees to be paid directly from the proceeds of the Second Closing as set forth herein or in a closing statement executed in connection with the Second Closing, and the Company shall deliver to the Investor a the Second Debenture and the Second Warrant duly executed on behalf of the Company.
2.          INVESTOR’S REPRESENTATIONS AND WARRANTIES.
The Investor represents and warrants, that:
(a)          Investment Purpose.  The Investor is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Investor reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act.  The Investor does not presently have any agreement or understanding, directly or indirectly, with any corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency (“Person”) to distribute any of the Securities.
(b)          Accredited Investor Status.  The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.
(c)          Reliance on Exemptions.  The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.
(d)          Information.  The Investor and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Securities, which have been requested by the Investor.  The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management.  Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 3 below.  The Investor understands that its investment in the Securities involves a high degree of risk.  The Investor is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables the Investor to obtain information from the Company in order to evaluate the merits and risks of this investment.  The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
(e)          No Governmental Review.  The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(f)          Transfer or Resale.  The Investor understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Investor shall have delivered to the Company an opinion of counsel, in a generally acceptable form to the Company’s transfer agent pursuant to the Irrevocable Transfer Agent Instructions, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) the Investor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such

Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.
(g)          Legends.  The Investor agrees to the imprinting, so long as is required by this Section 2(g), of a restrictive legend in substantially the following form:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.
Certificates evidencing the Conversion Shares or the Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement (including the Registration Statement, as defined in the Registration Rights Agreement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Conversion Shares or Warrant Shares  pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date (the “Effective Date”) of a Registration Statement if required by the Company’s transfer agent to effect the removal of the legend hereunder.  If all or any portion of the Convertible Debentures are converted or the Warrants are exercised by the Investor that is not an Affiliate of the Company (a “Non-Affiliated Investor”) at a time when there is an effective and current registration statement to cover the resale of the Conversion Shares or Warrant Shares, such Conversion Shares and/or Warrant Shares shall be issued free of all legends.  The Company agrees that following the Effective Date if there is an effective and current Registration Statement, or at such time as such legend is no longer required under this Section 2(g), it will, no later than 3 Trading Days following the delivery by a Non-Affiliated Investor to the Company or the Company’s transfer agent of a certificate representing Conversion Shares and/or Warrant Shares, as the case may be, issued with a restrictive legend (such 3rd Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Non-Affiliated Investor a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.  The Investor acknowledges that the Company’s agreement hereunder to remove all legends from Conversion Shares and/or Warrant Shares is not an affirmative statement or representation that such Conversion Shares and/or Warrant Shares are freely tradable.  The Investor, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 2(g) is predicated upon the Company’s reliance that the Investor will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.
(h)          Authorization, Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(i)          Receipt of Documents.  The Investor and his or its counsel has received and read in their entirety:  (i) this Agreement and each representation, warranty and covenant set forth herein and the Transaction Documents (as defined herein); (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company’s Form 10-K for the fiscal year ended May 31, 2017; (iv) the Company’s Form 10-Q for the fiscal quarters ended August 31, 2017, November 30, 2017, and February 28, 2018 (v) the Company’s current reports on Form 8-K filed since August 29, 2017, and (vi) answers to all questions the Investor submitted to the Company regarding an investment in the Company; and the Investor has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.
(j)          Due Formation of Corporate and Other Investors.  If the Investor is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Securities and is not prohibited from doing so.
(k)          No Legal Advice From the Company.  The Investor acknowledges, that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors.  The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the representations and warranties set forth below to the  Investor:
(a)          Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each subsidiary free and clear of any liens, and all the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.
(b)          Intentionally Omitted.
(c)          Organization and Qualification.  The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted.  Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
(d)          Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Convertible Debentures, the Warrants, the Registration Rights Agreement, and the Irrevocable Transfer Agent Instructions entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively the “Transaction Documents”), and each of the other agreements entered into by the parties hereto that are contemplated by this Agreement and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, the reservation for issuance and the issuance of the Conversion Shares, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.  The authorized officer of the Company executing the Transaction Documents knows of no reason why the Company cannot file the Registration Statement as required under the Registration Rights Agreement or perform any of the Company’s other obligations under the Transaction Documents.
(e)          Capitalization.  The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, par value $0.001 (“Preferred Stock”) of which 50,128,972 shares of Common Stock and no shares of Preferred Stock are issued and outstanding.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except as disclosed in the SEC Documents or in Schedule 3(e): (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its subsidiaries; (v) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (viii) the Company and its subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.  The Company has furnished to the Investor true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company's Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the

Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.
(f)          Issuance of Securities.  The issuance of the Convertible Debentures and the Warrants is duly authorized and free from all taxes, liens and charges with respect to the issue thereof.  Upon conversion in accordance with the terms of the Convertible Debentures and the exercise of the Warrants in accordance with the terms of the Warrants, the Conversion Shares and the Warrant Shares, respectively, when issued and paid for, if applicable, as provided in the Convertible Debentures or the Warrants, as applicable, will be validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof.  The Company has reserved from its duly authorized capital stock the appropriate number of shares of Common Stock as set forth in this Agreement.
(g)          No Conflicts.   The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debentures and the Warrants, and reservation for issuance and issuance of the Conversion Shares and Warrant Shares) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Primary Market) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity; provided, however, the Investor acknowledges that the Company operates in the Cannabis industry and may not in the future comply with federal controlled substances and related federal law.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof.  Except with respect to filings to be made to comply with applicable federal and state securities laws in connection with this transaction, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.
(h)          SEC Documents; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) during the 2 years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within the two years preceding the date hereof as amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”), except for 1 Form 8-K, on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension (including pursuant to SEC from 12b-25).  The Company has delivered to the Investor or its representatives, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents.  As of their respective dates, the SEC Documents, as amended,  complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, as amended, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company and its subsidiaries, as amended, included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
(i)          10(b)-5.  The SEC Documents, as of the dates each of them was filed, as amended, do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.
(j)          Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a Material Adverse Effect.
(k)          Acknowledgment Regarding Investor’s Purchase of the Convertible Debentures and Warrants.  The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Investor or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investor’s purchase of the Securities.  The Company further represents to the Investor that the Company’s decision to enter into this

Agreement has been based solely on the independent evaluation by the Company and its representatives.
(l)          No Registration.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act.
(m)          Employee Relations.  Neither the Company nor any of its subsidiaries is involved in any labor dispute or, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened.  None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.
(n)          Intellectual Property Rights.  The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.
(o)          Environmental Laws.  The Company and its subsidiaries are (i) in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval.
(p)          Title.  Neither the Company nor any of its subsidiaries currently lease any real property.
(q)          Insurance.  Neither the Company nor any of its subsidiaries currently maintains any insurance.
(r)          Regulatory Permits.  The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(s)          Internal Accounting Controls.  Except as set forth in the SEC documents with regard to the lack of an independent board of directors, or audit committee  and the lack of an independent body to oversee internal controls over financial reporting the Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(t)          No Material Adverse Breaches, etc.  Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.  Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.
(u)          Tax Status.  The Company and each of its subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.
(v)          Certain Transactions.  Except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of Company securities disclosed in the SEC Documents and other than as disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
(w)          Foreign Corrupt Practices.  Neither the Company nor its subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or its subsidiaries (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).
(x)          U.S. Department of Treasury’s Office of Office of Foreign Asset Control (“OFAC”). Neither the Company or its subsidiaries, nor, to Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or subsidiaries, is a Person that is, or is owned or controlled by a Person that is:
(a)           on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC from time to time;
(b)           the subject of any sanctions administered or enforced by OFAC, the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”);
(c)           has a place of business in, or is operating, organized, resident or doing business in a country or territory that is, or whose government is, the subject of OFAC economic sanction program (including, without limitation, programs related to Crimea, Cuba, Iran, North Korea, Sudan and Syria) (“Sanctions Programs”).
(y)          Public Law No. 115-44 The Countering America’s Adversaries Through Sanctions Act (“CAATSA”).  Neither the Company or its subsidiaries, nor, to Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or subsidiaries, is a Person that is, or is owned or controlled by a Person that has a place of business in, or is operating, organized, resident or doing business in a country or territory that is, or whose government is, the subject of sanctions imposed by CAATSA (“CAATSA Sanctions Programs”).
(z)          Financial Crimes Enforcement Network guidance released February 14, 2014 (“FinCEN Guidance”).  Neither the Company nor any director, officer, agent, employee or affiliate of the Company or subsidiaries, is:
(a)           Assisting in the distribution of marijuana to minors;
(b)           Participating in the diversion of marijuana from states where it is legal under state law in some form to other states;
(c)           Contributing to adverse public health consequences associated with marijuana use;
(d)          Facilitating the growing of marijuana on federal property;
(e)           Facilitating the possession of marijuana on federal property;
(f)           Facilitating the flow of revenue from the sale of marijuana to criminal enterprises;

(g)           Facilitating violence or the use of firearms in the cultivation and distribution of marijuana; and

(h)           Using state-authorized marijuana activity as a cover or pretext for trafficking of other illegal drugs.

(aa)          The Company confirms that neither it nor any person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes material, nonpublic information concerning the Company or its subsidiaries other than the existence of the transactions contemplated by this Agreement or the other Transaction Documents, which transactions shall be publicly disclosed by the Company as soon as possible after the date hereof.  The Company covenants and agrees that neither the Company, nor any other person acting on its behalf, will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Investor shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.
(bb)          Fees and Rights of First Refusal.  The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.
(cc)          Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.
(dd)          Registration Rights.  Except as set forth in Schedule (dd), other than the Investor, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.  There are no outstanding registration statements not yet declared effective and there are no outstanding comment letters from the SEC or any other regulatory agency.
(ee)          Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the OTC Markets Group’s OTCQB Venture Market (the “Primary Market”).
(ff)          Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from the Primary Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Primary Market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(gg)          Reporting Status.  With a view to making available to the Investor the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration, and as a material inducement to the Investor’s purchase of the Securities, the Company represents and warrants to the following: (i) the Company is, and has been for a period of at least 90 days immediately preceding the date hereof, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act (ii) the Company has filed all required reports under section 13 or 15(d) of the Exchange, as applicable, during the 12 months preceding the date hereof (or for such shorter period that the Company was required to file such reports) and (iii) the Company is not an issuer defined as a “Shell Company.” For the purposes hereof, the term “Shell Company” shall mean an issuer that meets the description defined in paragraph (i)(1)(i) of Rule 144.
(hh)          Disclosure.  The Company has made available to the Investor and its counsel all the information reasonably available to the Company that the Investor or its counsel have requested for deciding whether to acquire the Securities.  No representation or warranty of the Company contained in this Agreement (as qualified by the Disclosure Schedule) or any of the other Transaction Documents, and no certificate furnished or to be furnished to the Investor at each Closing, or the due diligence questionnaires furnished by the Company to the Investor, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.
(ii)          Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.
(jj)          Dilutive Effect.  The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Convertible Debentures will increase in certain circumstances.  The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Convertible Debentures in accordance with this Agreement and the Convertible Debentures and Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

4.          COVENANTS.
(a)          Compliance with Laws. The Company and its subsidiaries shall comply with all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to an entity holding cannabis related licenses, cannabis cultivation, dispensing, extraction and or cannabis related production including but not limited to FinCen Guidance, money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the FCPA, (iii) OFAC and any Sanctions or Sanctions Programs, and (iv) CAATSA and any CAATSA Sanctions Programs, and will not take any action which will cause the Investor to be in violation of any such laws; provided, however, the Investor acknowledges that the Company operates in the Cannabis industry and may not in the future comply with federal controlled substances and related federal law.
(b)          Form D.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Investor promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities, or obtain an exemption for the Securities for sale to the Investor at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date.
(c)          Reporting Status.  With a view to making available to the Investor the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration, and as a material inducement to the Investor’s purchase of the Securities, the Company represents, warrants, and covenants to the following:
(i)          The Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all required reports under section 13 or 15(d) of the Exchange Act during the 12 months prior to the date hereof (or for such shorter period that the issuer was required to file such reports), other than Form 8-K reports;
(ii)          From the date hereof until all the Securities either have been sold by the Investor, or may permanently be sold by the Investor without any restrictions pursuant to Rule 144, (the “Registration Period”) the Company shall file with the SEC in a timely manner all required reports under section 13 or 15(d) of the Exchange Act and such reports shall conform to the requirement of the Exchange Act and the SEC for filing thereunder;
(iii)          The Company shall furnish to the Investor so long as the Investor owns Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration; and

(iv)          During the Registration Period the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.
(d)          Use of Proceeds.  The Company shall use the proceeds from the issuance of the Convertible Debentures and Warrants hereunder in strict compliance with Exhibit “C” (Use of Proceeds) hereto. So long as any amounts are outstanding on the Convertible Debentures, the Company shall not pay any related party obligations except reimbursement of expenses incurred in the ordinary course of business, all of which related party obligations shall be subordinated to the obligations owed to the Investor. Neither the Company nor any subsidiary shall, directly or indirectly, use any portion of the proceeds of the transactions contemplated herein, or lend, contribute, facilitate or otherwise make available such proceeds to any Person (i) to make any payment towards any indebtedness or other obligations of the Company or subsidiary, except to the extent set forth in Exhibit C; (ii) to pay any obligations of any nature or kind due or owing to any officers, directors, employees, or shareholders of the Company or subsidiary, other than salaries payable in the ordinary course of business of the Company; (iii) to fund, either directly or indirectly, any activities or business of or with any Person that is identified on the list of Specially Designated Nationals and Blocker Persons maintained by OFAC, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or Sanctions Programs, (iv) or in any manner or in a country or territory, that, at the time of such funding, is, or whose government is, the subject of CAATSA or CAATSA Sanctions Programs or (iv) in any other manner that will result in a violation of the FCPA, Sanctions or Sanctions Programs, CAATSA, CAATSA Sanctions Programs or FinCEN Guidance.
(e)          Reservation of Shares.  On the date hereof, the Company shall reserve for issuance to the Investor 3,750,000 shares for issuance upon conversions of the Convertible Denture and 1,875,000 shares for issuance upon exercise of the Warrant purchased at the First Closing and in upon the occurrence of the Second Closing, the Company shall increase the reserve for issuance to the Investor to 6,250,000 shares for issuance upon conversions of the Convertible Debentures and 3,125,000 for issuance upon exercise of the Warrants (collectively, the “Share Reserve”).  The Company represents that it has sufficient authorized and unissued shares of Common Stock available to create the Share Reserve after considering all other commitments that may require the issuance of Common Stock.  The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Convertible Debentures.  If at any time the Share Reserve is insufficient to effect the full conversion of the Convertible Debentures (without taking into account any conversion limitations therein), the Company shall increase the Share Reserve accordingly.  If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call and hold a special meeting of the shareholders within 30 days of such occurrence, for the sole purpose of increasing the number of shares authorized.  The Company’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.  Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.
(f)          Listings or Quotation.  The Company’s Common Stock shall be listed or quoted for trading on the Primary Market.  The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents.
(g)          Fees and Expenses.
(i)          The Company shall pay all of its costs and expenses incurred by it connection with the negotiation, investigation, preparation, execution and delivery of the Transaction Documents.
(ii)          On each Closing Date, the Company shall pay to YA Global II SPV LLC (as designee of the Investor, the “Designee”) (i) a commitment fee in an amount equal to 6% of the applicable Purchase Price, which amount shall be deducted by the Investor from the proceeds of the purchase price of each Closing of the Convertible Debentures and Warrants and paid by the Investor to the Designee on behalf of the Company, (ii) a due diligence and structuring fee of $15,000 of which $5,000 has been previously paid and $10,000 shall be deducted by the Investor from the proceeds of the First Closing of the Convertible Debentures and paid by the Investor to the Designee on behalf of the Company, and (iii) an amount not to exceed $20,000 for reimbursement of the Investor’s outside legal fees and expenses in connection with the negotiations and preparation of the documents in connection with this transaction and any related filings, which amount shall be deducted by the Investor from the proceeds of the First Closing of the Convertible Debentures and paid by the Investor to its outside counsel.
(h)          Corporate Existence.  So long as any portion of the Convertible Debentures remains outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, an “Organizational Change”) unless, in addition to any rights of the Investor or such other holder as set for in the Convertible Debentures, prior to the consummation an Organizational Change, the Company makes appropriate provision with respect the Investor’s or such other holders’ rights and interests in the Convertible Debentures (including but not limited to requiring any surviving company in any merger to assume the Convertible Debentures on terms that provide the Investor with comparable financial benefits) to ensure that the Investor or such other holder receives comparable benefits of the Convertible Debentures following such Organizational Change.
(i)          Transactions With Affiliates.  So long as any portion of the Convertible Debentures remain outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary’s officers, directors, person who were officers or directors at any time during the previous 2 years, stockholders who beneficially own 5% or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a “Related Party”), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an Affiliate of the

Company,  (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement, transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company.  “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 10% or more equity interest in that person or entity, (ii) has 10% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity.  “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.
(j)          Transfer Agent.  The Company covenants and agrees that, in the event that the Company’s agency relationship with the transfer agent should be terminated for any reason prior to a date which is 2 years after the Second Closing Date or should the Second Closing not occur, the First Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the new transfer agent execute and agree to be bound by the terms of the Irrevocable Transfer Agent Instructions (as defined herein).
(k)          Restriction on Issuance of the Capital Stock and Debt. So long as any portion of the Convertible Debentures remain outstanding, the Company shall not, without the prior written consent of the Investor, (i) enter into any security instrument granting the holder a security interest in any of the cannabis licenses of the Company, or (ii) file any registration statement on Form S-8.  In addition, if the Company issues its capital stock (i) the Company must comply with any anti-dilution provisions contained herein, if applicable, and (ii) if the issuance of capital stock is pursuant to an Approved Stock Plan, the Company may not grant registration rights with respect to the issuance and the issuance must be approved by the Company’s Board of Directors.  So long as any portion of the Convertible Debentures remain outstanding, the Company shall not, without the prior written consent of the Investor, incur any indebtedness (i) on terms that are not commercially reasonable taking into account the facts and circumstances specific to the Company at the time of occurrence, and (ii) at any time while any event of default under the Convertible Debentures has occurred and remains uncured.
(l)          Neither the Investor nor any of its affiliates have an open short position in the Common Stock of the Company, and the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock as long as any portion of the Convertible Debentures remain outstanding.
(m)          Review of Public Disclosures.  All SEC filings (including, without limitation, all filings required under the Exchange Act, which include Forms 10-Q, 10-K and     8-K, etc) shall be reviewed and approved for release by the Company’s attorneys and with respect to From 10-Q and Form 10-K, the Company’s independent certified public accountants and other material public disclosures made by the Company, including, without limitation, all material investor press releases, shall be reviewed and approved for release by the Company’s attorneys.
(n)          Disclosure of Transaction.  Within 4 business days following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the

Exchange Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of the Convertible Debentures, the form of Warrants and the form of the Registration Rights Agreement) as exhibits to such filing.
(o)          Existing Equity Line of Credit. So long as any portion of the Convertible Debentures remain outstanding the Company shall not utilize or effect any advances and or drawdowns pursuant to its outstanding equity line of credit entered in to with Old Main Capital, LLC.
5.          TRANSFER AGENT INSTRUCTIONS.
The Company shall issue the Irrevocable Transfer Agent Instructions to its transfer agent.
6.          CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL AT THE FIRST CLOSING.
(a)          The obligation of the Company hereunder to issue and sell the First Debenture and the First Warrant to the Investor at the First Closing is subject to the satisfaction, at or before the First Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:
(i)          The Investor shall have executed the Transaction Documents to which it is a party and delivered them to the Company.
(ii)          The Investor shall have delivered to the Company the First Closing Purchase Price for the First Debenture and First Warrant, minus any fees to be paid directly from the proceeds the First Closing as set forth herein, by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.
(iii)          The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the First Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the First Closing Date.
7.          CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE AT THE FIRST CLOSING.
(a)          The obligation of the Investor hereunder to purchase the First Debenture and First Warrant at the First Closing is subject to the satisfaction, at or before the First Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion:
(i)          The Company shall have executed the Transaction Documents to which it is a party and delivered the same to the Investor.

(ii)          The Common Stock shall be authorized for quotation or trading on the Primary Market, trading in the Common Stock shall not have been suspended for any reason.
(iii)          The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the First Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the First Closing Date
(iv)          The Investor shall have received an opinion of counsel from counsel to the Company in a form satisfactory to the Investor.
(v)          The Company shall have provided to the Investor an executed Officer’s Certificate in a form satisfactory to the Investor.
(vi)          The Company shall have provided Investor a true copy of a certificate of good standing evidencing the formation and good standing of the Company from the secretary of state (or comparable office) from the jurisdiction in which the Company is incorporated, as of a date within 10 days of the First Closing Date.
(vii)          The Company shall have delivered to the Investor a certificate, executed by an officer of the Company in a form satisfactory to the Investor and dated as of the First Closing Date, as to (i) the Company’s Article of Incorporation, (ii) the Bylaws of the Company, (iii) the resolutions as adopted by the Company's Board of Directors in a form reasonably acceptable to the Investor, (iv) the Company’s Certificate of Good, each as in effect at the First Closing.
(viii)          The Company shall have created the Share Reserve.
(ix)          The related party liabilities disclosed on the Company’s Form 10-Q for the fiscal quarter ended November 30, 2017 shall have been converted into shares of the Company’s Common Stock at a price per share of $0.3125.
8.          CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL AT THE SECOND CLOSING.
(a)          The obligation of the Company hereunder to issue and sell the Second Debenture and the Second Warrant to the Investor at the Second Closing is subject to the satisfaction, at or before the Second Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i)          The Investor shall have delivered to the Company the Purchase Price for the Second Debenture and the Second Warrant, minus any fees to be paid directly from the proceeds the Second Closing as set forth herein, by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.
(ii)          The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Second Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Second Closing Date.
(iii)          The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Second Debenture;
(iv)          No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and
(v)          No action, suit or proceeding shall have been commenced by any Person against any party hereto seeking to restrain or delay the purchase and sale of the Second Debenture or the Second Warrant or the other transactions contemplated by this Agreement or any of the other Transaction Documents.
9.          CONDITIONS TO THE INVESTOR’S OBLIGATIONS TO PURCHASE AT THE SECOND CLOSING.
(a)          The obligation of the Investor hereunder to purchase the Second Debenture and the Second Warrant at the Second Closing is subject to the satisfaction, at or before the Second Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion:
(i)          The Second Closing shall occur no later than July 22, 2018.
(ii)          The Company shall have executed and delivered to the Investor the Second Debenture and the Second Warrant.
(iii)          The Common Stock shall be authorized for quotation or trading on the Primary Market, trading in the Common Stock shall not have been suspended for any reason.
(iv)          The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Second Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Second Closing Date.
(v)          The Company shall have provided evidence to the Investor of the transfer of the closing purchase price to Alternative Solutions, LLC in an amount necessary for the consummation of the Oasis Acquisition;
(vi)          The Company shall have provided to the Investor an executed Officer’s Certificate in a form satisfactory to the Investor;
(vii)          The Company shall have delivered to the Investor a bring down certificate, duly executed by the Chief Executive Officer of the Company, in a form satisfactory to the Investor and dated as of the Second Closing Date, as to (i) the Company’s Article of Incorporation, (ii) the Bylaws of the Company, (iii) the resolutions as adopted by the Company's Board of Directors in a form reasonably acceptable to the Investor, (iv) a representation that Oasis Transaction will close simultaneous with the Second Closing Date;
(viii)          The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Second Debenture and Second Warrant;
(ix)          No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;
(x)          No action, suit or proceeding shall have been commenced by any Person against any party hereto seeking to restrain or delay the purchase and sale of the Second Debenture, the Second Warrant, or the other transactions contemplated by this Agreement or any of the other Transaction Documents;
(xi)          There shall be no Event of Default under the Transaction Documents;
(xii)          Neither the Company nor any subsidiary shall have commenced nor shall there have been commenced on either the Company or any of its subsidiaries any proceeding under bankruptcy or any proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law in any jurisdiction; and
(xiii)          No event or series of events shall have occurred that has resulted in a Material Adverse Effect.
(xiv)          The Second Closing Confirmation (as defined in the Transfer Agent Instructions shall have been executed by the Company and delivered to the transfer agent.

10.          INDEMNIFICATION.
(a)          In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Convertible Debentures the Conversion Shares upon conversion of the Convertible Debentures, the Warrants and the Warrant Shares upon exercise of the Warrants hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Convertible Debenture or the other Transaction Documents or officer certificate,  bring down certificate or board resolution, contemplated hereby or thereby and delivered at each Closing, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or the other Transaction Documents or officer certificate, bring down certificate or board resolution contemplated hereby or thereby and delivered at each Closing, or (c) any cause of action, suit or claim brought or made against such Investor Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or officer certificate, bring down certificate or board resolution, document or agreement executed pursuant hereto by any of the parties hereto and delivered at Closing, unless resulting from the Investor’s breach of any material representations or warranties hereunder or in any Transaction Document or the Investor’s failure to comply with any material covenant, agreement or obligation contained herein or in any transaction document or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Convertible Debentures.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.
(b)          In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Investors in this Agreement, any Transaction Document,  or “Accredited Investor” letter contemplated hereby or thereby executed by the Investor and delivered at Closing, (b) any breach of any covenant, agreement or obligation of the Investor contained in this Agreement or the Transaction Documents contemplated hereby or thereby executed by the Investor and delivered at each Closing, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations by the Investor or due to a material breach by the Investor of this Agreement, any Transaction Document or “Accredited

Investor” letter and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents executed pursuant hereto by any of the parties hereto and delivered at Closing.  To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.
11.          COMPANY LIABILITY.
(a)          The Company shall be liable for all debt, principal, interest, and other amounts owed to the Investor by Company pursuant to this Agreement, the Transaction Documents, or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising (the “Obligations”) and the Investor may proceed against the Company to enforce the Obligations without waiving its right to proceed against any other party. This Agreement and the Convertible Debentures are a primary and original obligation of the Company and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between the Investor and the Company.
(b)          Notwithstanding any other provision of this Agreement or any other Transaction Document the Company irrevocably waives, until all obligations are paid in full, all rights that it may have at law or in equity (including, without limitation, any law subrogating the Company to the rights of Investor under the Transaction Documents) to seek contribution, indemnification, or any other form of reimbursement from the Company, or any other person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Company with respect to the Obligations in connection with the Transaction Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Company with respect to the Obligations in connection with the Transaction Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to the Company in contravention of this Section, the Company shall hold such payment in trust for the Investor and such payment shall be promptly delivered to the Investor for application to the Obligations, whether matured or unmatured.
12.          GOVERNING LAW: MISCELLANEOUS.
(a)          Governing Law; Mandatory Jurisdiction. TO INDUCE INVESTOR TO PURCHASE THE CONVERTIBLE DEBENTURES, THE COMPANY IRREVOCABLY AGREES THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER TRANSACTION DOCUMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE COURTS SITTING IN UNION COUNTY, NEW JERSEY AND THE FEDERAL COURTS SITTING IN NEWARK, NEW JERSEY; PROVIDED, HOWEVER, INVESTOR MAY, AT ITS SOLE OPTION, ELECT TO BRING ANY ACTION IN ANY OTHER JURISDICTION. THIS PROVISION IS INTENDED TO BE A

“MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH NEW JERSEY LAW. THE COMPANY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE
(b)          Counterparts.  This Agreement may be executed in 2 or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and physically or electronically delivered to the other party.
(c)          Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Investor in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Investor with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Investor to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Investor’s election.
(d)          Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
(e)          Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
(f)          Entire Agreement, Amendments.  This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.
13.          Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon:  (i) receipt, when delivered personally, (ii) 1 business day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same, or  (iii) receipt, which shall mean the next business day if such notice is sent after 5:00pm EST, when sent by electronic mail (provided that the electronic mail transmission is not returned in error or the sender is not otherwise notified of any error in transmission. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	CLS Holdings USA, Inc.
11767 South Dixie Highway – Suite 115
Miami, FL 33156
Attention: Jeffrey L. Binder Telephone: (305)992-2500 Email: jeff@clslabs.com jeff@jbinder.net
With a copy to:	Broad and Cassel LLP One North Clematis Street – Suite 500 West Palm Beach, FL 33401
Attention: Kathleen L. Deutsch, Esq. Telephone: (561)832-3300 Email: kdeutsch@broadandcassel.com kathydash@aol.com

If to the Investor:	YA II PN, Ltd.
c/o Yorkville Advisors Global, LP 1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: (201) 536-5114 Email: mangelo@yorkvilleadvisors.com

With a copy to:	David Gonzalez, Esq.
1012 Springfield Avenue
Mountainside, NJ 07092
Telephone: (201) 536-5109
Email: dgonzalez@yorkvilleadvisors.com legal@yorkvilleadvisors.com or at such other address and/or electronic email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party 3 business days prior to the effectiveness of such change.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s computer containing the time, date, recipient’s electronic mail address and the text of such electronic mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
(a)          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither the Company nor any Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.
(b)          No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
(c)          Survival.  Unless this Agreement is terminated under Section 11(f), all agreements, representations and warranties contained in this Agreement or made in writing by or on behalf of any party in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement and the Closing.
(d)          Publicity.  The Company and the Investor shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Investor in connection with any such press release or other public disclosure prior to its release and Investor shall be provided with a copy thereof upon release thereof).
(e)          Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(f)          Termination.  In the event that the First Closing shall not have occurred on or before 5th business days from the date hereof due to the Company’s or the Investor’s failure to satisfy the conditions set forth in Sections 6, 7, 8 and 9 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.
(g)          Brokerage.  The Company represents that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Company to be paid for or on account of the transactions contemplated hereby.

(h)          No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Investor and the Company has affixed their respective signatures to this Securities Purchase Agreement as of the date first written above.

COMPANY:
CLS HOLDINGS USA, INC, a Nevada corporation

By:  /s/ Jeffrey I. Binder
Name: Jeffrey I. Binder
Title:   Chairman and CEO

INVESTOR:
YA II PN, LTD.
By:   Yorkville Advisors Global, LP
Its:    Investment Manager

By:    Yorkville Advisors Global II, LLC
Its:     General Partner

By: /s/ Matthew Beckman
Name:  Matthew Beckman
 Title:  Managing Member

LIST OF EXHIBITS:

Disclosure Schedule

Exhibit A – Form of Convertible Debenture

Exhibit B – Form of Warrant

Exhibit C – Use of Proceeds

DISCLOSURE SCHEDULE

Schedule 3(a) – Subsidiaries:
CLS Labs, Inc.
CLS Labs Colorado, Inc.
Schedule 3(b) - Security Interests Granted:
None
Schedule 3(e) – Capitalization:
See attached
Schedule 3(dd) – Registration Rights:
Darling Capital, LLC
Efrat Investments, LLC
David Lamadrid
Jeffrey Binder
Frank Koretsky
Raymond Keller
Newcan Investment Partners, LLC

SECURITIES PURCHASE AGREEMENT
DISCLOSURE SCHEDULE

Schedule 3(e) – Capitalization –

1.
A five year warrant to purchase up to 205,238 Units at a price of $1.25 per Unit to be issued to Westpark Capital Inc. in connection with the WestPark Offering, with each Unit comprised of four shares of the Company’s Common Stock and a four-year warrant to purchase one share of Company’s Common Stock at $0.75 per share.

2.
Up to 234,000 shares of the Company’s Common Stock issuable to Starcity Capital LLC pursuant to a Consulting Agreement dated March 2, 2018, as amended, with 118,000 shares earned as of the date hereof and 116,000 remaining to be earned pursuant to the terms of the agreement.

EXHIBIT C
USE OF PROCEEDS

Working Capital and the repayment of all amounts due to FirstFire Global Opportunities Fund, LLC